Exhibit 10.15

AMENDMENT NO. 1

to

INVESTMENT AGREEMENT

This AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (this “Amendment”), dated as of March 12, 2013, is made by and among Cache, Inc., a Florida corporation (the “Company”), MFP Partners, L.P., a Delaware limited partnership (“MFP”), Mill Road Capital, L.P., a Delaware limited partnership (“Mill Road”), and Jay Margolis, an individual resident of the State of New York (“Margolis” and, together with MFP and Mill Road, each an “Investor” and, collectively, the “Investors”) to the Investment Agreement, dated as of February 5, 2013 (the “Agreement”), made by and among Cache and each of the Investors.  Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Agreement.

WHEREAS, pursuant to and in accordance with Section 17 of the Agreement, each of the parties hereto wishes to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein and in the Investment Agreement, each of the parties hereto hereby agrees as follows:

1.             The first recital of the Agreement is hereby amended and restated to read in its entirety as follows:

“WHEREAS, the Company proposes to conduct a rights offering (the “Rights Offering”) by distributing, at no charge, to each holder of record as of 5:00 p.m., New York City time, on the Record Date (as defined below) of shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), such number of transferable rights as calculated pursuant to Section 1(a) of this Agreement (the “Rights”), for each Share held by such shareholder, to purchase Shares which Rights, if exercised in full by each holder of record as of the Record Date, will provide gross proceeds to the Company of approximately $8.0 million (the “Aggregate Offering Amount”);”

2.             Section 1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“On the terms and subject to the conditions set forth herein, the Company will distribute, at no charge, a number of Rights to each holder of record of Common Stock (each, an “Eligible Holder”) for each share of Common Stock held by such Eligible Holder as of 5:00 p.m., New York City time,  on a record date to be determined by the Board of Directors (the “Record Date”).  The ratio (the “Rights Ratio”) representing the number of Rights to be distributed per share of Common Stock shall be determined by dividing the number of Offered Shares by the number of Shares issued and outstanding as of 5:00 p.m., New York City time,  on the Record Date.  Each such Right shall be transferable separately from the underlying Share on account of which the Right was issued.  Each whole Right will entitle the holder thereof to purchase, at the election of the holder thereof, one Share at the Exercise Price.  Each fractional Right held by any holder (after aggregating all Rights held by such holder) will be rounded down to the nearest whole number, and any such fractional Rights will not entitle the holder thereof to purchase any Shares.  No fractional Shares will be issued in the Rights Offering.

3.             The second sentence of Section 3(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

“At the close of business on March 11, 2013 (the “Capital Structure Date”), (i) 13,380,366 shares of Common Stock (including 429,556 shares of Common Stock which are subject to vesting) were issued and outstanding, (ii) no shares of preferred stock were issued or outstanding, (iii) 3,682,199 shares of Common Stock were held by the Company in its treasury, and (iv) 295,675 shares of Common Stock were reserved for issuance upon exercise of stock options (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”).

4.             Each of the Investors acknowledges that the Company has disclosed to such Investor that (i) there are issued and outstanding 429,556 Shares of Common Stock (the “Restricted Shares”) that were issued prior to February 5, 2013 pursuant to, and that are subject to restrictions that have not lapsed as of the date hereof under, the Cache, Inc. 2008 Stock Option and Performance and Incentive Plan and the applicable restricted stock award agreements entered into thereunder, and (ii) the Restricted Shares were not included in the number of Shares set forth in Section 3(d) of the Agreement.  Each Investor hereby waives any and all rights to assert any breach of any representation or warranty by the Company under the Agreement, or any failure to satisfy a condition to Closing, in either such case, as a result of the existence or issuance of the Restricted Shares.

5.             The Agreement, as amended by this Amendment, constitutes the entire agreement and understanding of the parties on the subject matter thereof and hereof and supersedes any and all prior and contemporaneous agreements and understandings of the parties regarding the matters referred to herein.

6.             Except as expressly amended hereby, the terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 1 to the Investment Agreement as of the date first written above.

CACHE, INC.

By:	/s/ Margaret Feeney
Name:	Margaret Feeney
Title:	EVP CFO

MFP PARTNERS, L.P.
	By:	MFP Investors LLC,
its General Partner

By:	/s/ Timothy E. Ladin
Name:	Timothy E. Ladin
Title:	General Counsel

MILL ROAD CAPITAL, L.P.

	By:	Mill Road Capital GP LLC,
its General Partner

By:	/s/ Charles Goldman
Name:	Charles Goldman
Title:	Managing Director

/s/ Jay Margolis
Jay Margolis